Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 2-39334 on Form N-1A of our report dated February 22, 2023, relating to the financial statements and financial highlights of MML Conservative Allocation Fund, MML Balanced Allocation Fund, MML Moderate Allocation Fund, MML Growth Allocation Fund, MML Aggressive Allocation Fund, MML American Funds Growth Fund, MML American Funds Core Allocation Fund, MML Blue Chip Growth Fund, MML Equity Income Fund, MML Equity Index Fund, MML Focused Equity Fund, MML Foreign Fund, MML Fundamental Equity Fund, MML Fundamental Value Fund, MML Global Fund, MML Income & Growth Fund, MML International Equity Fund, MML Large Cap Growth Fund, MML Managed Volatility Fund, MML Mid Cap Growth Fund, MML Mid Cap Value Fund, MML Small Cap Growth Equity Fund, MML Small Company Value Fund, MML Small/Mid Cap Value Fund, MML Sustainable Equity Fund (formerly known as “MML Growth & Income Fund”), MML Total Return Bond Fund, each a series of MML Series Investment Fund, appearing in the Annual Report on Form N-CSR of MML Series Investment Fund for the year ended December 31, 2022, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm,” and “Experts” in each Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2023